UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-2279256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada	89141
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock, par value $0.001 per share and three-fourths of one Redeemable Warrant to purchase one share of Common Stock	NYSE American LLC

Common Stock, par value $0.001 per share	NYSE American LLC

Redeemable Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260825

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to Be Registered.

The description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in Ault Disruptive Technologies Corporation’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-260825) initially filed with the Securities and Exchange Commission (the “Commission) on November 5, 2021, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AULT DISRUPTIVE TECHNOLOGIES CORPORATION

Dated: December 15, 2021	By:	/s/ Henry C.W. Nisser
		Name:	Henry C.W. Nisser
		Title:	President and General Counsel

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